UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018

Atlas Energy Group, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300

Fort Worth, TX 76102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2018, Daniel C. Herz, the President of Atlas Energy Group, LLC (the “Company”), resigned his position as President of the Company to pursue other business activities. The resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies, practices, management or Board of Directors (the “Board”).

On October 31, 2018, the Company entered into a separation agreement and mutual release between the Company and Mr. Herz (the “Separation Agreement”) specifying the terms of Mr. Herz’s termination of service with the Company.

The Separation Agreement terminates Mr. Herz’s previous employment agreement with the Company, dated as of September 4, 2015 (the “Employment Agreement”), and confirms that, except for earned and accrued base salary and benefits that have not yet been paid, and the provision of the Employment Agreement relating to 24 months of post-termination COBRA benefits, Mr. Herz is not entitled to any severance payment or other compensation from the Company under the Employment Agreement.

Under the Separation Agreement, the Company, on behalf of itself and its subsidiaries (“Company Releasors”), agreed to remise, release and discharge Mr. Herz from any and all causes of action, suits, debts, claims, liabilities, damages and demands (i) arising under any federal, state, local or foreign statute or regulation or common law that may be legally waived and released; (ii) arising out of or relating to the termination or resignation of Mr. Herz’s employment with any Company Releasor; (iii) arising under the Company’s organizational documents; or (iv) arising under or relating to any policy, agreement, plan, understanding or promise between Mr. Herz and any Company Releasor. Mr. Herz agreed to remise, release and discharge the Company, its subsidiaries and each of their managers, employees, officers, directors and agents (“Company Releasees”) from any and all causes of action, suits, debts, claims, liabilities, damages and demands (i) arising under any federal, state, local or foreign statute or regulation or common law that may be legally waived and released; (ii) arising out of or relating to the termination or resignation of Mr. Herz’s employment with any Company Releasee; or (iii) arising under or relating to any policy, agreement, plan, understanding or promise between Mr. Herz and any Company Releasee.

Mr. Herz may revoke the Separation Agreement within seven calendar days of October 31, 2018, and such agreement shall not become effective until the expiration of such seven-day period. The Separation Agreement shall become effective on the eighth calendar day following October 31, 2018.

The foregoing summary of the Separation Agreement is qualified by reference to the Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Mutual Release by and among Atlas Energy Group, LLC, each entity directly or indirectly controlled by Atlas Energy Group, LLC, and Daniel C. Herz, dated October 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: November 6, 2018	By:	/s/ Jeffrey M. Slotterback
	Name:	Jeffrey M. Slotterback
	Title:	Chief Financial Officer